UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2019
Date of Report (Date of earliest event reported)

Ecology and Environment Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 245 under the Securities Act (17 CFT 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFT 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock par value $.01 per share	EEI	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing.

On May 16, 2019, Ecology and Environment Inc. (the “Company”) announced that the Company  received on May 13, 2019, as expected, a formal determination letter (the “Letter”) from the Listing Qualifications Department (“Nasdaq Staff”) of the Nasdaq Stock Market (“Nasdaq”) stating that the Company did not meet the terms of the exception that was previously granted by the Nasdaq Staff in order to allow the Company to regain compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”).  As previously reported, the Company is not in compliance with the Rule because it has not filed its Annual Report on Form 10-K for the fiscal year ended July 31, 2018 and its Quarterly Reports on Form 10-Q for the periods ended October 27, 2018 and January 26, 2019 (the “Delinquent Filings”).  The Letter provides that, as the Company did not regain compliance with the Rule prior to May 13, 2019, the Company’s common stock would be subject to delisting, unless the Company timely requests a hearing before the Nasdaq hearings panel (the “Panel”).

The Company intends to timely request a hearing before the Panel. At the hearing, the Company will present its plan for regaining compliance with the Rule, and request continued listing pending its return to compliance. The hearing request automatically stays the delisting for a period of 15 calendar days from the date of the request. In addition, in connection with its request for a hearing, the Company will request that the Panel continue the stay of delisting until the conclusion of the hearing process. The Panel has the discretion to grant the Company an extension of time within which to regain compliance with the Rule for a period not to exceed 360 days from the original due date for the first late filing. There is no assurance that the Panel will grant the Company's request for a stay of delisting pending the hearing or its request to extend the time within which to regain compliance with the Rule and for continued listing.  Although the Company is working diligently and currently anticipates it will submit its Delinquent Filings to the Securities and Exchange Commission and regain compliance with the Rule by the end of May 2019, it cannot provide any assurances that such anticipated date will be met.

A copy of the Company press release announcing the receipt of the Nasdaq letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release of Ecology and Environment Inc., dated May 16, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOLOGY AND ENVIRONMENT INC.

	By	/s/ Peter F. Sorci
Peter F. Sorci
Acting Chief Financial Officer

Dated: May 16, 2019